UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 31, 2016 (August 28, 2016)

The Providence Service Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34221	86-0845127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Canal Street, Third Floor Stamford, Connecticut		06902
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (203) 307-2800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Agreement.

Entry into Subscription Agreement

On August 28, 2016, Mercury Fortuna Buyer, LLC, a Delaware Limited Liability Company (“Buyer”), The Providence Service Corporation, a Delaware corporation (“Providence”), and CCHN Group Holdings, Inc., a Delaware corporation and wholly-owned subsidiary of Providence (the “Company”, together with its subsidiaries “Matrix”), entered into a stock subscription agreement (the “Subscription Agreement”) pursuant to which Buyer has subscribed for 60% of the equity interest in the Company (with Providence retaining 40% of the equity interests in the Company) (such transaction, the “Subscription”). In connection with the Subscription (i) cash consideration of approximately $180 million will be paid by Buyer to the Company (the “Subscription Consideration”) and (ii) Matrix will raise approximately $238 million through a new term loan facility (the “Debt Financing” and together with the Subscription Consideration, the “Transaction Consideration”). The Transaction Consideration will be distributed to Providence (a) in full satisfaction of a $380 million promissory note between the Company and Providence and (b) in the form of a cash dividend of approximately $38 million, subject to adjustment for net working capital, indebtedness and certain other items (these transactions, together with the Subscription, the “Transaction”). The Subscription Agreement also provides that at closing, each of Providence and Buyer will make a capital contribution to the Company in an amount equal to their pro rata portion of between $10.0 million and $12.1 million of transaction-related expenses. The Transaction values Matrix at approximately $537.5 million and is expected to close in the fourth quarter of 2016.

In the Subscription Agreement, Providence, the Company and Buyer have made certain customary representations and warranties and covenants. The Subscription Agreement provides for post-closing indemnification for breaches of such representations and warranties and covenants, subject to certain limitations.

Consummation of the transactions contemplated by the Subscription Agreement is subject to the satisfaction of customary closing conditions, including, among other conditions, (i) the receipt of the Debt Financing by the Company and (ii) the absence of any change or development that would reasonably be expected to result in a material adverse effect on the Company and its subsidiaries.

Contemporaneously with the signing of the Subscription Agreement, Providence and Buyer have entered into a limited guarantee. Pursuant to the limited guarantee, certain funds affiliated with Frazier Healthcare Partners will irrevocably and unconditionally guarantee the payment of any damages that may be incurred by reason of Buyer’s breach of the Subscription Agreement, subject to certain exceptions. In connection with the Subscription Agreement, Buyer entered into equity commitment letters with certain funds affiliated with Frazier Healthcare Partners, of which Providence and the Company are third-party beneficiaries. At the closing, Providence and Buyer are expected to enter into a transition services agreement and an operating agreement that relates to, among other things, (i) the governance of Matrix including the composition of the Board of Directors and Board Committees and the allocation of director appointments with respect thereto between Buyer and Providence, (ii) the disposition or transfer of the equity of Matrix including certain drag-along rights, tag-along rights, and a right of first negotiation, (iii) the requisite consent for certain extraordinary transactions involving Matrix and (iv) other customary provisions.

The foregoing description of the Subscription Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Subscription Agreement, which is attached as Exhibit 2.1 hereto and incorporated herein by reference. The Subscription Agreement has been filed as an exhibit to this current report solely to provide Providence’s stockholders with information regarding its terms and not for the purpose of providing any other factual information about Matrix, Providence or each of its respective subsidiaries and affiliates. The Subscription Agreement contains representations, warranties and covenants by each of the parties to the Subscription Agreement. These representations, warranties and covenants were made solely for the benefit of the other parties to the Subscription Agreement and (a) are not intended to be treated as categorical statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate, (b) may have been qualified in the Subscription Agreement by confidential disclosure schedules that were delivered to the other party in connection with the signing of the Subscription Agreement, which disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations, warranties and covenants set forth in the Subscription Agreement, (c) may be subject to standards of materiality applicable to the parties that differ from what might be viewed as material to stockholders and (d) were made only as of the date of the Subscription Agreement or such other date or dates as may be specified in the Subscription Agreement. Accordingly, you should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Matrix or Providence.

Amendment to Credit Facility

On August 28, 2016, Providence and certain of its subsidiaries entered into the Fourth Amendment and Consent to the Amended and Restated Credit and Guaranty Agreement (the “Amendment”), amending that certain Amended and Restated Credit and Guaranty Agreement dated as of August 2, 2013 (as amended to date, the “Credit Agreement”), by and among Providence, the guarantors from time to time party thereto, the lenders from time to time party thereto and Bank of America, N.A. as administrative agent.

Pursuant to the Amendment, which provides for the lenders' consent to the Transaction, the net cash proceeds received by Providence in connection with the Transaction are to be applied first, to the prepayment of outstanding term loans, second, to the prepayment of outstanding revolving loans and third, for any purpose not prohibited by the Credit Agreement.

Additionally, effective following the repayment of the outstanding term loans in full, the Amendment further (i) reduces the aggregate revolving commitments under the Credit Agreement to $200 million, (ii) amends the consolidated net leverage ratio covenant such that Providence’s consolidated net leverage ratio may not be greater than 3.00:1.00 as of the end of any fiscal quarter, (iii) replaces the existing consolidated fixed charge coverage ratio covenant with a covenant that Providence’s consolidated interest coverage ratio may not be less than 3.00:1.00 as of the end of any fiscal quarter and (iv) contains such other amendments which are beneficial to Providence and provide greater flexibility for its future operations.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Forward-Looking Statements

This report contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “demonstrate,” “expect,” “estimate,” “forecast,” “anticipate,” “should” and “likely” and similar expressions identify forward-looking statements. In addition, statements that are not historical should also be considered forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. Such forward-looking statements are based on current expectations and assumptions of Providence’s management that involve a number of known and unknown risks, uncertainties and other factors which may cause actual events to be materially different from those expressed or implied by such forward-looking statements. These factors include, but are not limited to, the timing of the closing of, and risks associated with the ability to consummate, the Transaction, the ability of Matrix to realize the anticipated benefits of the Transaction, the potential impact of the announcement of the Transaction or consummation of the Transaction on relationships, including with employees, customers and competitors, and other risks detailed in Providence’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and subsequent filings. Providence is under no obligation to (and expressly disclaims any obligation to) update any of the information in this report if any forward-looking statement later turns out to be inaccurate whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1

Stock Subscription Agreement, dated as of August 28, 2016, among The Providence Service Corporation, CCHN Group Holdings, Inc. and Mercury Fortuna Buyer, LLC. (Registrant will furnish supplementally a copy of any omitted schedule to the Commission upon request)

10.1

Fourth Amendment and Consent to the Amended and Restated Credit and Guaranty Agreement, dated as of August 28, 2016, among The Providence Service Corporation, the guarantors party thereto, the lenders party thereto and Bank of America, N.A., as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PROVIDENCE SERVICE CORPORATION

Date: August 31, 2016	By:	/s/ Sophia D. Tawil
	Name:	Sophia D. Tawil
	Title:	General Counsel & Secretary